Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS JUNE SALES RESULTS AND ANNOUNCES QUARTERLY CASH DIVIDEND AND PLANS FOR MEMBERSHIP FEE INCREASE
ISSAQUAH, Wash., July 10, 2024 – Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today reported net sales of $24.48 billion for the retail month of June, the five weeks ended July 7, 2024, an increase of 7.4 percent from $22.78 billion last year.
Net sales for the first 44 weeks were $210.55 billion, an increase of 6.9 percent from $196.93 billion last year.
Comparable sales were as follows:

	5 Weeks	44 Weeks
U.S.	5.6%	4.4%
Canada	5.2%	7.3%
Other International	4.3%	8.5%
Total Company	5.3%	5.4%
E-commerce	18.4%	15.2%
Comparable sales excluding the impacts from changes in gasoline prices and foreign exchange were as follows:

	5 Weeks	44 Weeks
U.S.	6.3%	4.8%
Canada	8.4%	8.1%
Other International	8.7%	8.1%
Total Company	6.9%	5.6%
E-commerce	19.1%	15.2%
Additional discussion of these results is available in a pre-recorded message. It can be accessed by visiting investor.costco.com (click on "Events & Presentations"). This message will be available through 4:00 p.m. (PT) on Wednesday, July 17, 2024.
The Company also announced today that its Board of Directors has declared a quarterly cash dividend on Costco common stock of $1.16 per share. The quarterly dividend is payable August 9, 2024, to shareholders of record at the close of business on July 26, 2024.
The Company also announced that, effective September 1, 2024, it will increase annual membership fees by $5 for U.S. and Canada Gold Star (individual), Business, and Business add-on members. With this increase, all U.S. and Canada Gold Star, Business and Business add-on members will pay an annual fee of $65. Also effective September 1, annual fees for Executive Memberships in the U.S. and Canada will increase from $120 to $130 (Primary membership of $65, plus the Executive upgrade of $65), and the maximum annual 2% Reward associated with the Executive Membership will increase from $1,000 to $1,250. The fee increases will impact around 52 million memberships, a little over half of which are Executive.
Costco currently operates 882 warehouses, including 609 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, seven in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.

Press Release

Certain statements contained in this document and the pre-recorded message constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.
CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

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